PRIVATE & CONFIDENTIAL

Date: January 1, 2016

MS. CHEW YOKE LING

(NRIC: 710729-06-5420)

Dear Ms. Chew

RE: Salary Increment

Upon review of your performance, the Management has decided to grant you an increment of **RM2,500.00** and your new basic salary is **RM7,500.00**. This new basic salary will take effect on **January 1, 2016**.

All other terms and conditions of employment as per your Letter of Appointment issued will remain the same.

The Management is confident that you will continue to give your very best for the advancement of the Company.

Thank you.

Yours faithfully,

for **CELEBRE-PRO MEDIC SDN BHD**

....

DR.THAM SENG KONG

DIRECTOR

Célebre
The Celebrities' Choice

PRIVATE & CONFIDENTIAL

Date: February 1, 2019

MS. CHEW YOKE LING

(NRIC: 710729-06-5420)

Dear Ms. Chew

RE: Monthly Allowance

Upon review of your performance, the Management has decided to grant you a monthly allowance of **RM7,000.00** and will take effect on **February 1, 2019**.

All other terms and conditions of employment as per your Letter of Appointment issued will remain the same.

The Management is confident that you will continue to give your very best for the advancement of the Company.

Thank you.

Yours faithfully,

for **CELEBRE PRO MEDIC SDN BHD**

....

DR THAM SENG KONG

DIRECTOR